Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Suffolk Bancorp
Riverhead, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160829) and Form S-3 (No. 333-184530) of Suffolk Bancorp of our reports dated February 27, 2015, relating to the consolidated financial statements and the effectiveness of Suffolk Bancorp’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York
February 27, 2015